SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-PIONEER COMPANIES, INC.
GAMCO INVESTORS, INC.
8/31/07 30,000- 35.0000
GAMCO ASSET MANAGEMENT INC.
8/31/07 150,500- 35.0000
8/31/07 151,700- 35.0000
8/23/07 5,700 34.8100
GABELLI SECURITIES, INC.
GABELLI ASSOCIATES LTD
8/31/07 71,463- 35.0000
8/23/07 3,877 34.8019
GABELLI ASSOCIATES FUND II
8/31/07 8,500- 35.0000
GABELLI ASSOCIATES FUND
8/31/07 84,965- 35.0000
8/23/07 3,000 34.8019
MARIO J. GABELLI
8/31/07 10,000- 35.0000
GABELLI FUNDS, LLC.
THE GABELLI GLOBAL DEAL FUND
8/31/07 300,000- 35.0000
GABELLI ABC FUND
8/31/07 200,000- 35.0000

(1) THE DISPOSITIONS ON 08/31/07 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S
SHAREHOLDERS RECEIVED $35.00 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.